Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Cloudastructure, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share		457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred stock, par value $0.0001 per share		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Other	Subscription rights		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$150,000,000.00	0.0001381		$20,715.00

Total Offering Amounts:							$150,000,000.00			20,715.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$20,715.00

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Offering Note(s)

(1)	There are being registered pursuant to the registration statement such indeterminate number of (a) shares of Class A common stock (“common stock”), (b) shares of preferred stock, (c) warrants to purchase common stock or preferred stock of the registrant, (d) subscription rights to purchase common stock, preferred stock, warrants or units consisting of some or all of these securities of the registrant, and (e) units consisting of some or all of these securities, as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $150,000,000, or the equivalent thereof in foreign currencies. There are also being registered under the registration statement an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of warrants or pursuant to antidilution provisions thereof or offered or issued from share splits, share dividends, recapitalizations or similar transactions.

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under the registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.